                                    RESTATED
                                     BY-LAWS
                                       OF
                           MOLLER INTERNATIONAL, INC.
                            A California Corporation

                                ARTICLE I OFFICES

     Section 1. The principal office in the State of California shall be in the
County of Yolo, State of California, at 1222 Research Park Drive, Davis,
California, or at such other address as the Board of Directors shall from time to time designate and report to the shareholders by written notice.

     Section 2. The corporation shall also have offices in such other places within and without the State of California as the Board of Directors may, from time to time, appoint, or the business of the corporation may require.

                                   ARTICLE II
                              SHAREHOLDERS MEETINGS

     Section 1. Meetings of the shareholders, whether special or regular, shall be held at the principal office of the corporation, or at any place within or without the State of California that may be designated by the Directors.
Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders.
The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. The notice of a shareholders meeting shall be given either personally or by mail or other means of written communication, addressed to each shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the principal executive office of the corporation, or by publication at least once in a newspaper of general circulation in the county where the principal executive office of the corporation is located.

     Section 2. The regular annual meeting of the shareholders shall be held on the 15th day of October, at 10:00 a.m., or at such other hour as the Board of
Directors shall set by notice to the shareholders, provided that should such date fall upon a Sunday or a legal holiday, the meeting shall be held on the next day thereafter that is not a Sunday or a legal holiday, at the same hour and place. At the annual meeting, Directors of the corporation shall be elected to hold office until their successors are elected, either at the next annual meeting or at a special meeting called for that purpose. At the annual meeting, the reports of the affairs of the corporation shall be considered and any other business may be transacted that is within the powers of the shareholders.

     Section 3. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum, and each share shall entitle the shareholder of record thereof to one (1) vote.
Shares, the voting of which at such meeting has been enjoined or which, for any reason, cannot be lawfully voted at that meeting, shall not be counted to make up a quorum for that meeting. In the absence of a quorum, any meeting of the shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or by proxy, but no other business may be transacted. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If the adjournment of a meeting is for more than forty-five (45) days or if, after the adjournment of a meeting, anew record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     Section 4. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the Minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made part of the Minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

     Section 5. Any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if the consent of the shareholders entitled to vote has been solicited in writing and if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. However, Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of Directors.

     Section 6. Only persons in whose names shares entitled to vote stand on the share records of the corporation ten (10) days before any meeting of the shareholders, unless a different period has been fixed by the determination of the Board of Directors, as provided by Section 7 of Article IV of these By-laws, shall be entitled to vote at such meeting. Where a written consent is given with respect to any shares, it shall be given by and accepted from the person in whose name that share stands on the books of the corporation at the time such consent is given, or by his proxy. Any shareholder giving a written consent, or his proxy, or his transferee or personal representative, or their respective proxies, may revoke his or their written consent before the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation and may revoke his or their proxy at any time before it is voted.

     The chairman of any meeting of shareholders or his proxy may, and on the request of any shareholder or his proxy, shall, appoint one or three (the number to be determined by the majority of shares represented at the meeting)
inspectors of election to determine the genuineness of any proxy presented at the meeting and to supervise all voting as provided by law. In the case of any action by written consent, the Secretary of the corporation may require reasonable proof of the genuineness of any proxy, in default of which no such proxy need be recognized.

     Section 7. Every shareholder entitled to vote at any election of Directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of Directors to be elected multipled by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit; provided, however, that no shareholder shall be entitled to cumulate votes unless the candidate or candidates' names have been placed in nomination before the voting and the shareholder has given notice at the meeting before the voting of the shareholder's intention to cumulate the shareholder's votes. If anyone shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of votes of the shares entitled to be voted for them, up to the number of Directors to be elected by such shares, are elected. An election of Directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

     Section 8. Special meetings of the shareholders for any purpose or purposes whatever may be called by the Board, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.
Upon request in writing to the President, Vice President, or Secretary by any
person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons entitled to call the meeting may give the notice. Notice of any such meeting of the shareholders shall be given for the time and in the manner specified in Section 1 of this Article II of these By-Laws.

     Section 9. Any proxy or written consent distributed to shareholders shall afford an opportunity on the proxy or form of written consent to specify a choice between approval, disapproval, or abstention with respect to each matter for which the proxy or written consent is solicited, and shall provide that where the person solicited specifies a choice with respect to any such matter, the shares will be voted in accordance with the choice made. If a proxy for the election of Directors is marked by a shareholder "withhold" or otherwise in a manner that indicates the authority to vote for the election of Directors is withheld, that proxy shall not be voted either for or against the election of a
Director.

                                  ARTICLE III
                                    DIRECTORS

     Section 1. Subject to the limitations of these By-Laws, the Articles of
Incorporation, and the laws of the State of California, as to action to be authorized or approved by the shareholders, the business of this corporation shall be directed, and the corporate powers shall be vested in and exercised, by a Board of not less than seven (7) nor more than twelve (12) Directors, none of whom need be shareholders of the corporation. The exact number of authorized

     Directors shall be seven (7) until changed, within the limits specified above, by a By-Law amending this section, duly adopted by the Board of Directors or by the shareholders. The maximum or minimum number of Directors cannot be changed nor can a fixed number be substituted for the maximum and minimum numbers, except by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law duly approved by a majority of the outstanding shares entitled to vote. Four (4) of the Directors constitute a quorum for the transaction of business. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of the adjournment.

     Section 2. The Directors shall be elected annually by the shareholders at the regular annual meeting of the sharehold- ers, but, if that annual meeting is not held or the Directors are not then elected, the Directors may be elected at a special meeting of the shareholders held for that purpose, and it shall be the duty of the President, a Vice President, or the Secretary, upon demand of any shareholder entitled to vote, to call such a special meeting. Directors elected by the incorporator shall hold office until the election of their successors.
Unless sooner removed or terminated as a Director as provided by law or these
By-Laws, a Director shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

     Section 3. The newly elected Board shall meet immediately after its election, and at the place where the election was held, for the purposes of electing officers of the corporation and otherwise organizing. No notice of such meeting to the newly elected Directors shall be necessary to conduct the meeting, providing a majority of the whole Board is present.

     Section 4. Meetings of the Board of Directors shall be held at the principal office of the corporation or at any place within or without the State of California designated from time to time by resolution of the Board of
Directors, or by written consent of all members of the Board. The annual meeting of the Board of Directors shall be held on the same day as the annual meeting of the shareholders, immediately following that meeting, without further notice or order than this By-Law, all other notices of such annual meeting being hereby dispensed with. Should such annual meeting fall upon a Sunday or a legal holiday, the meeting shall be held on the next day thereafter that is not a
Sunday or a legal holiday, at the same hour and place.

     Section 5. Special meetings of the Board of Directors may be called by the
President or the Secretary or any Vice- President or any two (2) Directors.
Special meetings of the Board shall be held upon four (4) days' notice by mail or forty- eight (48) hours notice delivered personally or by telephone or telegraph. A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the Minutes thereof, whether before or after the meeting, or who attends the meetings without protesting, prior thereto or at its commencement, the lack of notice to such Director.

     Section 6. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the Minutes thereof.
All such waivers, consents and approvals shall be filed with the corporate records or made a part of the Minutes of the meeting.

     Section 7. Any action required or permitted to be taken by the Board may be taken without a meeting, if~all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the Minutes of the proceedings of the Board.

     Section 8. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the company in any other capacity and receiving compensation therefor.

     Section 9. Any Director may resign effective upon giving written notice to the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effec- tive at a future time, a successor may be elected to take office when the resignation becomes effective.

     Section 10. Vacancies in the Board of Directors, including a vacancy created by removal of a Director, may be filled by a majority of the remaining
Directors, though less than a quorum, or by a sole remaining Director, and each
Director so elected shall hold office until a successor has been elected and qualified.

                                   ARTICLE IV
                       POWERS AND DUTIES OF THE DIRECTORS

     Subject to the limitations of these By-Laws, the Articles of Incorporation, and the laws of the State of California as to action to be authorized or approved by the shareholders, the Directors of this corporation shall have the following powers and duties:

     Section 1. To appoint and remove at pleasure all other officers, agents and employees of the corporation, prescribe such duties for them as may not be inconsistent with law and these By-Laws, fix their compensation and require from them security for faithful service.

     Section 2. To conduct, manage and control the affairs and business of the corporation, and to make such regulations therefor, as they may deem best.

     Section 3. To fix, from time to time, the office of the corporation, and to adopt, make and use a corporate seal and to prescribe the forms of the certificates of shares, and to alter the forms of such seal and certificates from time to time as they may deem best.

     Section 4. To issue, or cause to be issued, at any time and from time to time, certificates of shares, for such consideration as shall be allowed by law and by resolution of the Board of Directors. Any certificates of shares issued prior to full payment, or prior to the receipt of full value for such certifi-

cates, shall state the amount of consideration remaining to be received and the terms of payment thereof. All certificates and receipts for shares shall be signed by the President and Secretary.

     Section 5. To sell and issue its capital shares upon such terms and conditions as the Board of Directors of this corporation shall deem desirable and reasonable.

     Section 6. To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, debentures and other evidence of debt.

     Section 7. To fix a date not less than ten (10) days, nor more than sixty
(60) days, preceding the date of any meeting of shareholders, or the day fixed for the payment of any dividend or other distribution or allotment of any rights, or when any change or conversion or exchange of shares shall go into effect, or when any rights may be exercised, as a record date for determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or distribution or allotment of rights, or to convert or exchange shares, or to exercise any rights, and in such case only share- holders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend, distribution or allotment of rights, or to make such change, conversion, or exchange of shares, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. If the
Board of Directors does not so fix a record date, then ten (10) days before the giving of effect of any of the foregoing mentioned matters shall be, and the same is fixed as, such a record date. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of any period as to which the rights of shareholders are fixed as of a record date.

     Section 8. To adopt, amend or repeal By-Laws of the corporation, except that no By-Law changing the number of Directors of this corporation may be adopted by the Directors.

                                   ARTICLE V
                                    OFFICERS

     Section 1. The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a
Treasurer, and one or more Assistant Treasurers. The Treasurer shall be the
Chief Financial Officer of the corporation. In their discretion, the Directors may decline to fill any offices other than those of President, Treasurer and
Secretary. Any Vice President, Assistant Secretary, or Assistant Treasurer,
respectively, may exercise any of the powers of the President, the Secretary, or the Treasurer, respectively, in case of the absence, disability, inability or refusal to act of the President, Secretary or the Treasurer, as the case may be, and each such Vice President, Assistant Secretary and Assistant Treasurer shall perform such other duties as are imposed upon him by the Board of Directors. The
Board of Directors may, from time to time, create such other offices as it may deem advisable, and elect the holders thereof. All of the officers of the corporation shall hold office at the pleasure of the Board of Directors. Section

     2. President. The powers and duties of the President are:

          (a) To preside at all meetings of the Board of Directors and of the shareholders.

          (b) To call special meetings of the shareholders and also of the Board of Directors at such times as he may deem proper .

          (c) To affix the .signature of the corporation to all deeds, conveyances, mortgages, leases, promissory notes, contracts, obligations, certificates, and other papers and instruments in writing that may require signature, unless the Board of Directors shall otherwise direct.

          (d) To supervise and control, subject to the direction of the Board of
     Directors, all of the other officers, agents and employees of the corporation.

     Section 3. Secretary. The powers and duties of the Secretary are:

          (a) To keep full and complete records of the proceedings of the Board of Directors and of the meetings of the shareholders.

          (b) To be custodian of the seal, books and papers of the corporation, and to affix the seal to all instruments executed by the President, or by direction of the Board of Directors, which may require it.

          (c) To sign, in conjunction with the President, all certificates of shares.

          (d) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, inability, refusal or neglect of the Secretary to make service or publication of any notice, then such notice may be signed, served and published by any Assistant Secretary as hereinbefore provided, but if none exist then by the President or Vice President, or any person authorized to do so by either of them, or by the Board of Directors.

          (e) To supervise and control the keeping of the accounts and of the books of the corporation.

          (f) Generally to do and perform all such duties as pertain to his office and as may be required by the Board of Directors or the President.

     Section 4. Treasurer. The powers and duties of the Treasurer are:

          (a) To have custody of the corporate funds and securities, to keep a full and accurate account of receipts and disbursements in books belonging to the corporation, and to deposit all money and other valuable effects in the name and to , the credit of the corporation in such depositories as may be designated by the Board of Directors, or by any officer of the corporation authorized by the Board of Directors to make such designation.

          (b) To disburse the funds of the corporation as may be ordered by the
     Board, take proper vouchers for such disbursements, and render to the
     President and Directors at the regular meeting of the Board, or whenever they may require it, an account of all transactions as Treasurer, and of the financial condition of the corporation.

          (c) To perform such other duties as may be pre- scribed by the Board of Directors.

          (d) The Treasurer shall give the corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation,

     retirement or removal from office, of all books, papers, vouchers, and other property of whatever kind in his possession or under his control belonging to the corporation.

                                   ARTICLE VI
                                   COMMITTEES

     The Board of Directors may, by resolution adopted by a majority of the
Directors, designate one or more committees, each consisting of two or more
Directors, to serve at the pleasure of the Board. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the By-Laws, shall have all the authority of the Board, except as limited by law and except the power to amend, repeal, or adopt new By-Laws. Any such committee shall act only in the intervals between meetings of the Board, and shall be subject at all times to the control of the Board of Directors. The rules of these By-Laws governing the conduct of meetings and the actions of the Board shall also govern the conduct and actions of the committees.

                                  ARTICLE VII
       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     Section 1. Definitions. For the purposes of this Article:

          (a) "Agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer , employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer , employee or agent of a foreign or domestic corporation which was a predecessor corporation of the
     Corporation or of another enterprise at the request of such predecessor corporation;

          (b) "Proceeding" means any threatened, pending or completed action or proceeding , whether civil, criminal, administrative or investigative; and

          (c) "Expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or
     Section 5 (c) of this Article VII.

     Section 2. Indemnification in Actions by Third Parties. The Corporation
shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interest of the
Corporation and, in the case of a criminal proceeding, has no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person' s conduct was unlawful.

     Section 3. Indemnification in Actions by or in the Right of the
Corporation. The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the
Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the
Corporation and its shareholders. No indemnification shall be made under this
Section 3

          (a) In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

          (b) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or

          (c) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 4. Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article VII or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     Section 5. Required Determinations. Except as provided in Section 4 of this
Article VII, any indemnification under this Article VII shall be made by the
Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 of this
Article VII, by: (a) A majority vote of a quorum consisting of directors who are not parties to such proceeding ; (b) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (c) Approval of the shareholders with the shares owned by the person to be indemnified not being entitled to vote thereon; or (d) The court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the
Corporation.

     Section 6. Advance of Expenses. Expenses incurred in defending any proceeding nay be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article III.

     Section 7. Other Indemnification. The indemnification provided by this
Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholder or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the Corporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Article VII shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     Section 8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article VII, circumstance where it appears:

          (a) That it would be inconsistent with a provision of the articles, bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnif ication; or

          (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 9. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this
Article VII. The fact that the Corporation owns all or a portion of the shares of the company issuing a policy of insurance shall not render this subdivision inapplicable if either of the following conditions are satisfied:

          (a) if authorized in the articles of the Corporation, any policy issued is limited to the extent provided by subdivision (d) of Section 204 of the California Corporations Code; or

          (b)

               (i) the company issuing the insurance policy is organized, licensed, and operated in a manner that complies with the insurance laws and regulations applicable to its jurisdiction of organization,

          (ii) the company issuing the policy provides procedures for processing claims that do not permit that company to be subject to the direct control of the Corporation that purchased that policy , and

               (iii) the policy issued provides for some manner of risk sharing between the issuer and purchaser of the policy, on one hand, and unaffiliated person or persons on the other, such as by providing for trore than one unaffiliated owner of the company issuing the policy or by providing that a portion of the coverage furnished will be obtained from some unaffiliated insurer or reinsurer.

     Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This
Article VII does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent, as defined in Section 1 of this Article VII, of the Corporation. The Corporation shall have power to indemnify such a trustee , investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California Corporations Code.

                                  ARTICLE VIII
                              RECORDS AND ACCOUNTS

     Section 1. The corporation shall keep adequate and correct books and records of account and shall keep Minutes of the proceedings of its shareholders, Board of Directors, and committees of the Board and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each. Minutes shall be kept in written form. Other books and records shall be kept either in written form or in any other form capable of being converted into written form.

     Section 2. The Board shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year of the corporation. The report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

     Section 3. Any shareholder or shareholders holding at least five percent
(5%) of the outstanding shares of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty
(30) days before the date of the request and a balance sheet of the corporation as of the end of such period. The statement shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of the statement shall be kept on file in the principal office of the corporation for twelve (12) months, and it shall be exhibited at all reasonable times to any shareholder demanding an examination of it or a copy shall be mailed to such shareholder.

     Section 4. The corporation shall, upon the written request of any shareholder, mail to the shareholder a copy of the last annual, semiannual or quarterly income statement which it has prepared and a balance sheet as of the end of that period.

     Section 5. Any income statement and balance sheet referred to in this
Article shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

     Section 6. The records of shareholders of the corporation shall be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

     Section 7. The original or a copy of the By-Laws of this corporation, as amended to date, shall be kept at the principal executive office of this corporation and shall be open to inspection by the shareholders at all reasonable times during office hours.

     Section 8. The accounting books and records and Minutes of proceedings of the shareholders and the Board of Directors shall be open to inspection upon written demand on the corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or holder of a voting trust certificate.

     Section 9. Inspection by a shareholder or holder of a voting trust certificate under this Article may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

                                   ARTICLE IX
                             CERTIFICATES FOR SHARES

     Section 1. Certificates for shares shall be of such form and device as the
Board of Directors may direct; and each certificate shall be signed by the
President, or Vice President, and the Secretary, or Assistant Secretary, and
shall state, in addition to its number and date of issuance, (1) the name of the record holder of the shares represented thereby, (2) the number of shares represented thereby, (3) the par value thereof, or a statement that such shares are without par value, (4) any liens or restrictions upon the transfer or voting power of the shares represented thereby, and (5) such other matters as shall be required by law. The certificate book shall contain a margin on which shall be entered the number, date, number of shares, and the name of the person stated in the corresponding certificate.

     Section 2. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     Section 3. The Board of Directors may, in its discretion, appoint one or more banks or trust companies to serve as transfer agents or registrars for the certificates of its shares.

                                    ARTICLE X
                           SHARE TRANSFER RESTRICTIONS

     If any shareholder of the corporation at any time or from time to time receives from any other shareholder or from any other person a good faith offer acceptable to the recipient of the offer to buy any or all of the recipient's shares of the corporation, then before there can be a valid sale or transfer of any such shares in response to such offer, the holder of the share or shares proposed to be sold shall give the corporation the opportunity to buy such shares as hereinafter provided. Upon receipt of any such acceptable offer to buy his shares, the recipient shall give notice in writing to the Secretary of this corporation of his intention to sell or transfer such shares. The notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which the holder intends to make such sale or transfer, and if the offer was made in writing, a copy of the writing shall be delivered to the
Secretary with the notice. Such notice shall constitute an offer, irrevocable for thirty (30) days from the date of its receipt by the Secretary of this corporation, to sell such share or shares specified in the notice to this corporation. Within seven (7) days after receipt of the notice, this corporation may by resolution of its Board of Directors elect to purchase all the shares offered, on the terms stated in the notice. In such event, this corporation shall, within ten (10) days after such election, give the selling shareholder notification of its agreement to buy, in the manner and with the effect hereinafter provided, and within ten (10) days after delivery or mailing of such notice of agreement to buy, the selling shareholder shall deliver to the

Secretary of this corporation, in exchange for the purchase price, a signed agreement to sell the shares agreed to be purchased. If this corporation does not elect to buy all the shares offered, the Secretary of this corporation, within seven (7) days after receipt of the notice from the proposed seller shall mail or deliver a notice to the selling shareholder of the corporation's decision. Notification of the agreement by this corporation to buy any or all of the shares offered by the selling shareholder shall, before expiration of the time during which such shareholder's notice remains an irrevocable offer, be delivered or mailed to the selling shareholder, postage prepaid, at his last known mailing address or at the address specified in the selling shareholder's notice, and any such notice of agreement to buy that is so mailed shall be effective upon mailing. Within ten (10) days after delivery or mailing of such notice of agreement to buy, the selling shareholder shall deliver to the
Secretary of this corporation, in exchange for the purchase price, a signed agreement to sell the shares agreed to be purchased. If none or only part of the shares referred to in the selling shareholder's notice are purchased., in the manner and within the time here allowed, the shareholder desiring to sell or transfer may dispose of all shares referred to in the notice, to the person or persons who had originally offered to buy those shares, on the same term or terms as such offer or offers had originally offered, or on terms less favorable to such offer or offers, for a period of thirty (30) days after expiration of the thirty (30) day period for which the offering shareholder's notice constituted an irrevocable offer, but must give notice in the manner and for the times here provided, and with the same effect as here provided, before there can be a valid sale or transfer of any share or shares to any other person or persons or at any lesser price or prices or on any other term or terms of sale less favorable to the seller than those specified in the notice to the Secretary of this corporation. The time provided in this Article for consummation of any purchase of shares agreed to be made by this corporation or for deposit or payment of any consideration agreed to be paid for such shares, or for consummation of any sale of shares to any original offer or offers after failure of the corporation to buy, shall be extended such reasonable amount of time as is necessary to obtain authorization required to be obtained from the Department of Corporations of the State of California, before consummating such transaction, and any selling and buying shareholder shall, by proceeding in compliance with this Article X, bind himself to execute all documents and perform all acts necessary and appropriate to obtain authorization. In any case where, pursuant to the provisions of this Article, the sale or purchase of fractional shares is to be made, this corporation may, without further authorization or action by its Board of Directors, purchase any such fractional shares for a proportionate part of the agreed purchase price, in the same manner and at the same time as the purchase of the other shares being sold. Any sale or transfer or purported sale or transfer of the shares of this corporation shall be null and void unless the terms, conditions, and provisions of this Article X are complied with and notice of the restrictions contained in this Article X, by reference to these By-Laws, shall be given on the face of all share certificates issued by this corporation. If a provision or provisions of this Article and a provision or provisions of a written agreement between all shareholders of this corporation are in conflict, the provision or provisions of the written agreement shall prevail.

                                   ARTICLE XI
                                   AMENDMENTS

     The authority to adopt, repeal and amend By-Laws is hereby delegated to the
Board of Directors, subject to the power of the shareholders to adopt, amend or repeal such By-Laws, or to revoke such delegation of authority, by a vote of the shareholders entitled to exercise a majority of the voting power, or by the written assent of such shareholders, and provided further, that the power of the shareholders, and provided further, that the power of the shareholders to adopt, repeal or amend By-Laws fixing the number of Directors is exempted from the power of the Directors.

                                   ARTICLE XII
                                      SEAL

     The corporation shall have a common seal consisting of a circle having on its circumference the words "Moller International, Inc. -California", and in its center the words "Incorporated April 19, 1983".

                                  CERTIFICATION

I, the undersigned, certify:

1. I am the duly elected and acting Secretary of MOLLER INTERNATIONAL, INC., incorporated under the laws of the State of California; and

2. The foregoing By-Laws, comprising twenty-eight (28) pages, including this page, constitute the original By-Laws of the corporation as duly adopted at the
First Meeting of the Board of Directors, held on April 19, 1983 together with amendments as duly adopted by resolution of the board of directors on April 24,
1990.

IN WITNESS WHEREOF, I sign my name and affix the corporate seal on this 19th day of April, 1983.

/s/ Jack G. Allison
----------------------------------
JACK G. ALLISON, Secretary                      (seal)